Exhibit 99.3

CONTACT: Christopher Abate
FOR IMMEDIATE RELEASE	Chief Financial Officer
Redwood Trust, Inc.	(415) 384-3584
Monday, February 24, 2014
Mike McMahon
Managing Director
(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND FOR THE FIRST QUARTER OF 2014

MILL VALLEY, CA – Monday, February 24, 2014 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a first quarter regular dividend of $0.28 per share. The first quarter 2014 dividend is payable on March 31, 2014 to stockholders of record on March 14, 2014.

“The payment of regular dividends remains a priority for Redwood. Our first quarter dividend will mark our 59th consecutive quarterly dividend,” said Marty Hughes, Redwood’s CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.